Exhibit 10.14

FIRST AMENDMENT TO SUBLEASE AGREEMENT

THIS FIRST AMENDMENT TO SUBLEASE AGREEMENT (this “Amendment”) is made as of May 30, 2018, by and between SURFACE ONCOLOGY, INC., a Delaware corporation, having an office at 50 Hampshire Street, Cambridge, MA 02139 (“Sublandlord”), and MAGENTA THERAPEUTICS, INC., a Delaware corporation, having an office at 50 Hampshire Street, Cambridge, MA 02139 (the “Subtenant”).

RECITALS

A. Pursuant to that certain Lease Agreement dated as of May 13, 2016 (the “Prime Lease”), BMR-HAMPSHIRE LLC (“Prime Lessor”), as lessor, leases to Sublandlord, as lessee, a portion of the building located at 50 and 60 Hampshire Street (also known as 205 Broadway), Cambridge, Middlesex County, Massachusetts (the “Premises” or the “Building”), upon and subject to the terms and conditions set forth in the Prime Lease; and

B. Pursuant to that certain Sublease Agreement (the “Sublease”) made as of September 15, 2016, by and between Sublandlord and Subtenant, Sublandlord subleases to Subtenant a portion of the Premises consisting of approximately 12,437 rentable square feet on the eighth (8th) floor of the building at 50 Hampshire Street, Cambridge, Massachusetts (the “Subleased Premises”). All capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to them in the Sublease.

C. Sublandlord and Subtenant have agreed to amend the Expiration Date of the Sublease.

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant hereby agree as follows:

1.	Amendment of Expiration Date. Section 2 of the Sublease is hereby amended by deleting “and shall expire on the date that is eighteen (18) full calendar months after the Commencement Date” and inserting in place thereof the following:

“and shall expire on September 5, 2018”.

2.	Conditions. Sublandlord’s agreement to amend the Sublease and extend the term thereof as set forth in Paragraph 1 above is conditioned upon the Prime Lessor providing its consent in writing to this Amendment. The parties agree that if this condition has not been satisfied within thirty (30) days after the date first set forth above, then after such thirtieth (30th) day, Sublandlord may send a written notice to Subtenant rescinding this Amendment and, upon the giving of such notice, this Amendment shall be in all respects cancelled and/or void and of no further force and effect.

3.	Brokers. Sublandlord and Subtenant each hereby represent and warrant that it has not dealt with any broker other than Newmark Grubb Knight Frank in connection with this Sublease for the Subleased Premises, and no brokerage fees which shall be due in connection therewith pursuant to a separate agreement. Each party shall indemnify the other against any cost or liability resulting from the indemnifying party’s breach of the foregoing representation and warranty.

4.	Miscellaneous.

a. This Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Amendment may be amended only by an agreement in writing, signed by the parties hereto. This Amendment is effective as of the date first set forth above.

b. This Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, successors in interest and shareholders.

c. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

d. Except as amended and/or modified by this Amendment, the Sublease is hereby ratified and confirmed and all other terms of the Sublease shall remain in full force and effect, unaltered and unchanged by this Amendment. In the event of any conflict between the provisions of this Amendment and the provisions of the Sublease, the provisions of this Amendment shall prevail. Whether or not specifically amended by this Amendment, all of the terms and provisions of the Sublease are hereby amended to the extent necessary to give effect to the purpose and intent of this Amendment.

e. Each entity that constitutes Subtenant and executes this Amendment shall be jointly and severally liable for Subtenant’s obligations under this Amendment.

f. Subtenant shall reimburse Sublandlord for Sublandlord’s legal fees relating to the preparation and negotiation of this Amendment. Subtenant shall be responsible for paying any fees of Prime Lessor relating to its review of and consent to this Amendment.

(Signatures on following page.)

IN WITNESS WHEREOF, Sublandlord and Subtenant have duly executed this Amendment as an instrument under seal, as of the day and year first above written.

SUBLANDLORD: SURFACE ONCOLOGY, INC., a Delaware corporation

By:	/s/ Jeff Goater
Name: Jeff Goater
Title: CEO

SUBTENANT: MAGENTA THERAPEUTICS, INC., a Delaware corporation

By:	/s/ Christina K. Isacson
Name: Christina K. Isacson
Title: CBO

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